SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            November 13, 2007

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
333-98553	Southern Power Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard N.W. Atlanta, Georgia 30308 (404) 506-5000	58-2598670

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.

See Item 8.01 below for a description of the cancellation by Southern Power Company (“Southern Power”) and the Orlando Utilities Commission (“OUC”) of an integrated gasification combined cycle (“IGCC”) project in Orlando, Florida and the impairments related thereto.

Item 8.01. Other Events.

For information regarding the development by Southern Power and OUC of an IGCC project in Orlando, Florida at OUC’s Stanton Energy site and the evaluation of potential impacts of proposed federal and state legislation and regulation on the gasifier portion of the IGCC project, see MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Construction Projects—Integrated Coal Gasification Combined Cycle (IGCC)” of Southern Power in Item 7 and Note 4 to the financial statements of Southern Power under “IGCC” in Item 8 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Integrated Gasification Combined Cycle (IGCC) Project” and – “Environmental Matters – Florida Greenhouse Gas Executive Orders” of Southern Power and Note (B) to the Condensed Financial Statements of Southern Power under “Integrated Gasification Combined Cycle (IGCC) Project” in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

On November 13, 2007, Southern Power and OUC mutually agreed to terminate construction of the gasifier portion of the IGCC project. Southern Power will continue construction of the gas-fired combined cycle generating facility at the Stanton Energy site. Southern Power expects to record in the fourth quarter of 2007 an estimated impairment loss of approximately $50 million pre-tax ($30 million after tax), which includes future cash expenditures of approximately $30 million, related to cancellation of the gasifier portion of the IGCC project. Estimated contract cancellation costs and the allocation of those costs with third parties are subject to further refinement. The ultimate outcome of this matter cannot now be determined.

Cautionary Note Regarding Forward-Looking Statements:

Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning cost estimates of termination of the gasifier portion of the IGCC project. Southern Power cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Power; accordingly, there can be no assurance that such suggested results will be realized. In addition to the factors discussed in Southern Power’s Annual Report on Form 10-K for the year ended December 31, 2006, and subsequent securities filings, the ultimate determination and allocation of costs related to the project could cause results to differ materially from management expectations as suggested by such forward-looking information. Southern Power expressly disclaims any obligation to update any forward-looking information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2007	SOUTHERN POWER COMPANY
By /s/Wayne Boston Wayne Boston Assistant Secretary